DWS Lifecycle Long Range Fund

9/30/2009


Broker, Dealer or Parent Name

Type of Security

Value of any Securities owned at end of current period ($000's omitted)
Mediobanca SpA

Equity

6

Merrill Lynch & Co., Inc.

Debt

1,304

Metropolitan Life Global Funding I

Equity

721

Midland Holdings Ltd.

Equity

178

Mitsubishi Corp.

Equity

449

Mitsui Fudosan Co., Ltd.

Equity

17

Mitsui Sumitomo Insurance Group Holdings,
Inc.

Equity

8

Mizuho Financial Group, Inc.

Equity

22

Banca Monte dei Paschi di Siena SpA

Equity

4

Morgan Stanley

Debt

2,486

Muenchener Rueckversicherungs-Gesellschaft
AG

Equity

25

NASB Financial, Inc.

Equity

13

National City Corp.

Debt

791

Nationwide Mutual Insurance Co.

Debt

331

National Australia Bank Ltd.

Equity

21

National Bank of Greece SA

Equity

279

NBT Bancorp., Inc.

Equity

59

New World Development Co., Ltd.

Equity

6

NIPPONKOA Insurance Co., Ltd.

Equity

6

Nomura Holdings, Inc.

Equity

8

Nordea Bank AB

Equity

42

Oriental Financial Group, Inc.

Equity

175

ORIX Corp.

Equity

7

Oversea-Chinese Banking Corp., Ltd.

Equity

6

Pacific Life Insurance Co.

Debt

367

Park National Corp.

Equity

169

Partners Group Holding AG

Equity

195

Peoples Bancorp., Inc.

Equity

5

Pinnacle Foods Finance LLC

Debt

30

Piper Jaffray Companies, Inc.

Equity

72

Platinum Underwriters Holdings Ltd.

Equity

72

Pohjola Bank PLC

Equity

19

Power Corp. of Canada

Equity

8

Prosperity Bancshares, Inc.

Equity

233

Prudential Financial, Inc.

Debt

569

QBE Insurance Group Ltd.

Equity

13

Raiffeisen International Bank-Holding AG

Equity

32

Raymond James Financial, Inc.

Debt

243

Regions Financial Corp.

Equity

1,171

Resona Holdings, Inc.

Equity

5

Royal Bank of Canada

Equity

27

Sampo Oyj

Equity

88

Santander BanCorp.

Equity

71

The Shizuoka Bank Ltd.

Equity

11

Singapore Exchange Ltd.

Equity

12

Skandinaviska Enskilda Banken AB

Equity

15

Societe Generale

Equity

16

Sompo Japan Insurance, Inc.

Equity

7

Southside Bancshares, Inc.

Equity

170

Standard Chartered PLC

Equity

7

Sumitomo Mitsui Financial Group, Inc.

Equity

238

Sun Hung Kai Properties Ltd.

Equity

15

Sun Life Financial, Inc.

Equity

3

SunTrust Banks, Inc.

Equity

812

Svenska Handelsbanken AB

Equity

17

Swiss Re

Equity

10

Tokio Marine Holdings, Inc.

Equity

14

Tompkins Financial Corp.

Equity

157

Topdanmark AS

Equity

23

Toronto-Dominion Bank

Equity

26

Tropicana Entertainment LLC

Debt

0

Trustmark Corp.

Equity

145

Trygvesta AS

Equity

14

UBI Banca - Unione di Banche Italiane ScpA

Equity

9

 UBS AG

Equity

957

UCI Holdco, Inc.

Debt

23

Umpqua Holdings Corp.

Equity

202

UniCredit SpA

Equity

516

United Overseas Bank Ltd.

Equity

24

Universal City Development Partners Ltd.

Debt

186

US Bancorp.

Equity

634

Vanguard Health Holding Co. II, LLC

Debt

143

Vienna Insurance Group

Debt

23

Webster Financial Corp.

Equity

6

Wells Fargo & Co.

Debt

4,480

Westamerica Bancorp.

Equity

73

Westpac Banking Corp.

Equity

26

Wing Hang Bank Ltd.

Equity

256

Wintrust Financial Corp.

Equity

196

Xstrata Finance Canada Ltd.

Debt

1,373

Zurich Financial Services AG

Equity

18